Exhibit 10.1

Consulting Agreement
This Consulting Agreement (the "Agreement") is entered into this 01/20/2018 by and between Yuliia Baranets, an individual, ("Consultant") and LUX AMBER, CORP. (the "Company").

RECITALS

WHEREAS, the Company is in need of assistance in the business support area;

WHEREAS, Consultant has agreed to perform consulting work for the Company in providing company incorporation, preparation of S-1, preparation of year end financials;

NOW, THEREFORE, the parties hereby agree as follows:

1. Consultant's Services: company incorporation, preparation of S-1, preparation of year end financials.

2. Consideration: 2,000,000 shares of company common stock valued at 0.0001 per shares for sum of $200

3. Independent Contractor.  Nothing herein shall be construed to create an employer-employee relationship between the Company and Consultant. Consultant is an independent contractor and not an employee of the Company or any of its subsidiaries or affiliates. The consideration set forth in Section 2 shall be the sole consideration due Consultant for the services rendered hereunder. It is understood that the Company will not withhold any amounts for payment of taxes from the compensation of Consultant hereunder. Consultant will not represent to be or hold herself out as an employee of the Company.

5. Term. This Agreement shall commence on 01/20/2018 and shall terminate on 01/20/2019 unless earlier terminated by either party hereto. Either party may terminate this Agreement upon Thirty (30) days prior written notice. The Company may, at its option, renew this Agreement for an additional One (1) year term on the same terms and conditions as set forth herein by giving notice to Consultant of such intent to renew on or before 01/20/2019.

6. Notice.  Any notice or communication permitted or required by this Agreement shall be deemed effective when personally delivered or deposited, postage prepaid, in the first class mail of the United States properly addressed to the appropriate party at the address set forth below:

1.  Notices to Consultant: 207 Shaoyaoju Beili 712, Beijing, China 100029

2.  Notices to the Company: 207 Shaoyaoju Beili 712, Beijing, China 100029

7. Representations and Warranties of the Consultant.  In order to induce the Company to issue these shares, the Consultant hereby represents and warrants to, and covenants with, the Company as follows:

A.  The Consultant is purchasing the Shares for the Consultant’s own account (not as a nominee or agent) for investment purposes and not with a view towards resale or distribution of any part thereof.  The Consultant has no present arrangement or intention to sell or distribute the Shares, or to grant participation in the Shares.  The Consultant does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Shares sold hereby;

B.  The Consultant acknowledges and agrees that the United States Securities & Exchange Commission has not review the offering of the Shares and that the Shares have not been registered under the Act and may not be offered or sold in the United States or to U.S. persons unless the Shares are registered under the Act, sold in accordance with the provisions of Regulation S of the Act or pursuant to an available exemption from registration.  The certificate representing the Shares will bear the following legend and the Consultant agrees to abide by the terms thereof: The Securities represented hereby have not been registered under the Securities Act of 1933 (the “Act”), and have been issued in reliance upon an exemption from the registration requirements of the Act provided by Regulation S promulgated under the Act.  Such securities may not be re-offered for sale or resold or otherwise transferred except in accordance with the provisions of Regulation S, pursuant to an effective registration under the Act, or pursuant to an available exemption from registration under the Act.  Hedging transactions involving the securities may not be conducted unless in compliance with the Act.

C.  The Consultant is not a “U.S. Person” as defined by Regulation S of the Act and is not acquiring the Shares for the account or benefit of a U.S. Person.  A “U. S. Person” is defined by Regulation S of the Act to be any person who is:

(a)  any natural person resident in the United States;

(b)  any partnership or corporation organized or incorporated under the laws of the United States;

(c)     any estate of which any executor or administrator is a U.S. person;

(d)  any trust of which any trustee is a U.S. person;

(e)     any agency or branch of a foreign entity located in the United States;

(f)    any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and

(g)     any partnership or corporation if.

  1 .  organized or incorporated under the laws of any foreign jurisdiction; -and

  2. formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors [as defined in Section 230.501 (a) of the Act] who are not natural persons, estates or trusts.

D.  The Consultant agrees not to engage in hedging transactions with regard to the Shares unless in compliance with the Act; and

E.  The Consultant agrees to execute an agreement imposing restrictions on transfer of the Shares in the form the Company requires.

WHEREFORE, the parties have executed this Agreement as of the date first written above.

LUX AMBER, CORP.

By:

/s/ Yuliia Baranets
Yuliia Baranets

/s/ Yuliia Baranets
01/20/2018